    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 1997


                                                      REGISTRATION NO. 333-17661
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 4 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          COULTER PHARMACEUTICAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            2834                           94-3219075
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                            ------------------------

                        550 CALIFORNIA AVENUE, SUITE 200

                        PALO ALTO, CALIFORNIA 94306-1440
                                 (415) 842-7300
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               MICHAEL F. BIGHAM

                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          COULTER PHARMACEUTICAL, INC.
                        550 CALIFORNIA AVENUE, SUITE 200
                        PALO ALTO, CALIFORNIA 94306-1440
                                 (415) 842-7300
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

            JAMES C. KITCH, ESQ.                             ALAN K. AUSTIN, ESQ.
             JOHN A. DADO, ESQ.                            ELIZABETH R. FLINT, ESQ.
             COOLEY GODWARD LLP                        WILSON SONSINI GOODRICH & ROSATI
            FIVE PALO ALTO SQUARE                          PROFESSIONAL CORPORATION
             3000 EL CAMINO REAL                              650 PAGE MILL ROAD
         PALO ALTO, CALIFORNIA 94306                      PALO ALTO, CALIFORNIA 94304

                            ------------------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered. All the amounts shown are estimates except for the registration fee, the NASD filing fee and the Nasdaq National Market application fee.

    SEC Registration fee......................................................  $ 12,197
    NASD filing fee...........................................................     4,525
    Nasdaq National Market application fee....................................    42,589
    Blue sky qualification fee and expenses...................................     1,000
    Printing and engraving expenses...........................................   140,000
    Legal fees and expenses...................................................   300,000
    Accounting fees and expenses..............................................   150,000
    Transfer agent and registrar fees.........................................     4,500
    Miscellaneous fees........................................................    10,189
                                                                                ----------
              Total...........................................................  $665,000
                                                                                ==========

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Bylaws also provide that the Registrant will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent not prohibited by Delaware law.

     The Registrant's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     The Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the Underwriters of the Registrant and its officers and directors for certain liabilities arising under the Securities Act or otherwise.

     The Registrant intends to purchase a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Since its inception in February 1995, the Registrant has sold and issued the following unregistered securities:

          (1) In February 1995, the Registrant sold and issued an aggregate of 7,500,000 shares of Series A Preferred Stock to two accredited investors for cash in the aggregate amount of $2,500,000 and the assignment of certain intellectual property rights.

          (2) In August 1995, the Registrant sold and issued an aggregate of 2,333,333 shares of Series B Preferred Stock to six accredited investors for cash in the aggregate amount of $3,500,000.

          (3) In March 1996, the Registrant sold and issued 1,200,000 shares of Common Stock to one accredited investor in exchange for a promissory note in the amount of $180,000.

          (4) In April 1996, the Registrant sold and issued an aggregate of 9,964,607 shares of Series C Preferred Stock and Warrants to purchase 1,496,182 shares of Common Stock to a group of accredited investors for $22,420,363.74.

          (5) From March 1995 to December 6, 1996, the Registrant granted incentive stock options and nonstatutory stock options to employees, directors and consultants covering an aggregate of 2,362,803 shares of the Registrant's Common Stock, at a weighted average exercise price of $.36 per share. As of December 6, 1996, the Registrant has sold 112,038 shares of its Common Stock to employees, directors and consultants pursuant to exercise of stock options.

          (6) In December 1996, the Registrant issued a warrant to purchase 74,000 shares of Common Stock to one accredited investor in connection with an equipment lease financing.

     The share amounts set forth above do not take into account the one-for-three reverse stock split that will be effected prior to the closing of this offering.

     The sale and issuance of securities in the transactions described in paragraphs (1), (2), (4) and (6) above were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) adopted thereunder. The purchasers in each case represented their intention to acquire the securities for investment only and not with a view to distribution thereof. Appropriate legends are affixed to the stock certificates or warrants issued in such transactions. All recipients either received adequate information about the Registrant or had access, through employment or other relationships, to such information.

     The sale and issuance of securities in the transactions described in paragraph (3) and (5) above were deemed to be exempt from registration under the Securities Act by virtue of Rule 701 promulgated thereunder, in that they were issued either pursuant to written compensatory benefit plans or pursuant to a written contract relating to compensation, as provided by Rule 701.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS.


EXHIBIT
NUMBER                                   DESCRIPTION OF DOCUMENT
-------     ---------------------------------------------------------------------------------
  1.1**     Form of Underwriting Agreement.
  3.1**     Amended and Restated Certificate of Incorporation of the Registrant.
  3.2**     Form of Amendment to Certificate of Incorporation to be filed prior to the offering.
  3.3**     Form of Amended and Restated Certificate of Incorporation of the Registrant to be
            filed upon the closing of the offering.
  3.4**     Bylaws of the Registrant.
  3.5**     Bylaws of the Registrant to be effective upon the closing of the offering.
   4.1      Reference is made to Exhibits 3.1 through 3.5.
  4.2**     Specimen stock certificate.
  4.3**     Amended and Restated Investors' Rights Agreement, dated April 18, 1996, between the Registrant and certain investors.
  4.4**     Warrant Agreement to purchase Common Stock, dated December 6, 1996, between the
            Registrant and Lease Management Services, Inc.
  5.1**     Opinion of Cooley Godward LLP.
 10.1**     Form of Indemnity Agreement to be entered into between the Registrant and its officers and directors.
 10.2**     1996 Equity Incentive Stock Option Plan.
 10.3**     Form of Equity Incentive Stock Option.
 10.4**     Form of Nonstatutory Stock Option.
 10.5**     1996 Employee Stock Purchase Plan.
 10.6**     Assignment Agreement, dated February 24, 1995, between the Registrant, Coulter
            Corporation and certain investors.
  10.7 +    Manufacturing Agreement, dated August 20, 1996, between Lonza Biologics PLC and the Registrant.
 10.8**     Equipment Lease Financing Agreement, dated December 6, 1996, between the
            Registrant and Lease Management Services, Inc.
  10.9 +**  First Amendment to Manufacturing Agreement, dated November 21, 1996, by and between Lonza Biologics PLC and the Registrant.
  10.10+**  Development Agreement, dated November 15, 1995, by and between Nordion
            International, Inc. and the Registrant.
  10.11+**  Patent License Agreement, dated March 15, 1996, by and between the Region
            Wallone, the Universite Catholoique de Louvain and Coulter Pharma Belgium, SA.
 11.1**     Statement regarding computation of loss per share.
 21.1**     Subsidiaries of the Registrant.
  23.1      Consent of Ernst & Young LLP. Reference is made to page II-7.
 23.2**     Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
  24.1      Power of Attorney. Reference is made to page II-5.
 27.1**     Financial Data Schedule.


------------------------------
** Previously filed.

 + Portions omitted pursuant to a request of confidentiality filed separately with the Commission.

     (b) FINANCIAL STATEMENT SCHEDULES.

     All other schedules are omitted because they are not required, they are not applicable or the information is already included in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to provide the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 14 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus as filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective, and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, County of Santa Clara, State of California, on the twenty-eighth day of January, 1997.


                                          COULTER PHARMACEUTICAL, INC.

                                          By:        /s/ MICHAEL F. BIGHAM

                                            ------------------------------------
                                                     Michael F. Bigham
                                               President and Chief Executive
                                                           Officer
                                               (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                              TITLE                        DATE
-------------------------------------  ----------------------------------  ------------------
            /s/ MICHAEL F. BIGHAM      President, Chief Executive Officer   January 28, 1997
-------------------------------------    and Director (Principal
          Michael F. Bigham              Executive Officer)
               /s/ WILLIAM G.          Vice President and Chief Financial   January 28, 1997
               HARRIS*                   Officer (Principal Financial and
-------------------------------------    Accounting Officer)
          William G. Harris
               /s/ BRIAN ATWOOD*       Director                             January 28, 1997
-------------------------------------
            Brian Atwood
                /s/ DONALD L.          Director                             January 28, 1997
               LUCAS*
-------------------------------------
           Donald L. Lucas
                  /s/ ROBERT           Director                             January 28, 1997
               MOMSEN*
-------------------------------------
            Robert Momsen
             /s/ ARNOLD ORONSKY*       Director                             January 28, 1997
-------------------------------------
           Arnold Oronsky
                      /s/ SUE          Director                             January 28, 1997
                VAN*
-------------------------------------
               Sue Van
            /s/ GEORGE J. SELLA,       Director                             January 28, 1997
                JR.*
-------------------------------------
        George J. Sella, Jr.
                /s/ JOSEPH R.          Director                             January 28, 1997
              COULTER*
-------------------------------------
       Joseph R. Coulter, III
   *By:     /s/ MICHAEL F. BIGHAM
-------------------------------------
          Michael F. Bigham
          Attorney-in-Fact

                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated October 31, 1996 (except for Note 10, as to which the date is January 24, 1997) with respect to the consolidated financial statements of Coulter Pharmaceutical, Inc. and our report dated November 27, 1996 with respect to the Antibody Therapeutics Business Operations of Coulter Corporation, in Amendment No. 3 to the Registration Statement (Form S-1) and related Prospectus of Coulter Pharmaceutical, Inc. for the registration of 2,875,000 shares of its common stock.

                                                           /s/ Ernst & Young LLP
Palo Alto, California
January 24, 1997

                               INDEX TO EXHIBITS


                                                                                  SEQUENTIALLY
EXHIBIT                                                                             NUMBERED
NUMBER                             DESCRIPTION OF DOCUMENT                            PAGE
-------     ----------------------------------------------------------------------
  1.1**     Form of Underwriting Agreement........................................
  3.1**     Amended and Restated Certificate of Incorporation of the Registrant...
  3.2**     Form of Amendment to Certificate of Incorporation to be filed prior to the offering..........................................................
  3.3**     Form of Amended and Restated Certificate of Incorporation of the
            Registrant to be filed upon the closing of the offering...............
  3.4**     Bylaws of the Registrant..............................................
  3.5**     Bylaws of the Registrant to be effective upon the closing of the offering..............................................................
   4.1      Reference is made to Exhibits 3.1 through 3.5.........................
  4.2**     Specimen stock certificate............................................
  4.3**     Amended and Restated Investors' Rights Agreement, dated April 18,
            1996, between the Registrant and certain investors....................
  4.4**     Warrant Agreement to purchase Common Stock, dated December 6, 1996, between the Registrant and Lease Management Services, Inc. ...........
  5.1**     Opinion of Cooley Godward LLP.........................................
 10.1**     Form of Indemnity Agreement to be entered into between the Registrant and its officers and directors........................................
 10.2**     1996 Equity Incentive Stock Option Plan...............................
 10.3**     Form of Equity Incentive Stock Option.................................
 10.4**     Form of Nonstatutory Stock Option.....................................
 10.5**     1996 Employee Stock Purchase Plan.....................................
 10.6**     Assignment Agreement, dated February 24, 1995, between the Registrant,
            Coulter Corporation and certain investors.............................
  10.7 +    Manufacturing Agreement, dated August 20, 1996, between Lonza
            Biologics PLC and the Registrant......................................
 10.8**     Equipment Lease Financing Agreement, dated December 6, 1996, between the Registrant and Lease Management Services, Inc. ...................
  10.9 +**  First Amendment to Manufacturing Agreement, dated November 21, 1996, by and between Lonza Biologics PLC and the Registrant.................
  10.10+**  Development Agreement, dated November 15, 1995, by and between Nordion
            International, Inc. and the Registrant................................
  10.11+**  Patent License Agreement, dated March 15, 1996, by and between the
            Region Wallone, the Universite Catholoique de Louvain and Coulter
            Pharma Belgium, SA....................................................
 11.1**     Statement regarding computation of loss per share.....................
 21.1**     Subsidiaries of the Registrant........................................
  23.1      Consent of Ernst & Young LLP. Reference is made to page II-7..........
 23.2**     Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.......
  24.1      Power of Attorney. Reference is made to page II-5.....................
 27.1**     Financial Data Schedule...............................................


------------------------------
** Previously filed.

 + Portions omitted pursuant to a request of confidentiality filed separately with the Commission.